                                                                   EXHIBIT 10.19

                            REIMBURSEMENT AGREEMENT
                            -----------------------


     This REIMBURSEMENT AGREEMENT (as amended from time to time, this "Agreement"), dated as of January 9, 2001, is made and entered into by and between Lawrence A. Genovesi (the "Obligor") and Network Engines, Inc., a Delaware corporation (the "Company").


                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to a Promissory Note dated of even date herewith (the "Promissory Note") between Silicon Valley Bank (the "Bank") and the Obligor, the Bank will make a loan to the Obligor in the aggregate principal amount of $965,000 (the "Loan"); and

     WHEREAS, to provide additional security for the payment of the Obligor's obligations under the Promissory Note, the Obligor has required the Company to deposit funds in the aggregate amount of $1,051,850 (the "Cash Deposit") with the Bank and enter into a Commercial Guarantee and Assignment of Deposit Account with the Bank (collectively, the "Guarantee Agreement"); and

     WHEREAS, the Company is willing to make the Cash Deposit and enter into the Guarantee Agreement, subject to the following terms and conditions;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                           REIMBURSEMENT OBLIGATIONS

     Section 1.1  Reimbursement to the Company.
                  ----------------------------

                  (a) In the event (i) any amounts are offset, reduced, debited or otherwise taken (collectively, an "Offset") against the Cash Deposit by the Bank and/or (ii) any obligation or liability is incurred by the Company under the Guarantee Agreement, then, in either such case, the Obligor hereby agrees to pay to the Company, immediately after and on the same business day as any such Offset, obligation or liability is incurred by the Company, a sum equal to the amount of the Offset, obligation or liability so incurred by the Company (all obligations of the Obligor under this Section 1.1(a) being referred to herein as the "Reimbursement Obligations").

                  (b) If the Obligor fails to pay to the Company any amount when due under this Agreement, including without limitation any Reimbursement Obligations, interest shall accrue on any and all such amounts at an interest rate of 10% per annum (the "Default Rate") (in the case of interest on interest, not to exceed the maximum extent permitted by law), commencing the day after such amounts first became due until payment in full, and the Obligor hereby agrees to pay such accrued interest to the Company upon demand.

     Section 1.2  Form and Place of Payments; Computation of Interest.  All
                  ---------------------------------------------------
payments by the Obligor to the Company hereunder shall be made in lawful currency of the United States and in immediately available funds at the Company's principal office, which at the date hereof is located at 25 Dan Road, Canton, Massachusetts 02021. Whenever any payment hereunder shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding business day, and any interest payable thereof shall be payable for such extended time at the specified rate. All interest shall be computed on the basis of the actual number of days elapsed over a 360-day year and shall include the first day but exclude the last day of the relevant period.


                                  ARTICLE II

                             OBLIGATIONS ABSOLUTE

     Section 2.1  Obligations Absolute, Unconditional and Irrevocable.  The
                  ---------------------------------------------------
obligations of the Obligor under this Agreement, the Secured Revolving Promissory Note dated as of the date hereof, made by the Obligor in favor of the Company in the aggregate principal amount of $210,000 (the "Note"), and the Pledge Agreement dated as of the date hereof, made by the Obligor in favor of the Company (the "Pledge Agreement" and, together with the Note, the "Related Documents") shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof and thereof, under all circumstances whatsoever, irrespective of any of the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, the Guarantee Agreement or any of the Related Documents;

                  (b) any amendment or waiver of or any consent to or departure from this Agreement, the Guarantee Agreement or any of the Related Documents (except to the extent such amendment or waiver expressly relieves the Obligor of an obligation under this Agreement or the Related Documents);

                  (c) the existence of any claim, setoff, defense or other rights which the Obligor or any other person may have at any time against the Company or any other person, whether in connection with this Agreement, the Guarantee Agreement or any of the Related Documents or any unrelated transaction;

                  (d) the existence of any claim, set off, defense or other rights which the Obligor or any other person may have at any time against the Bank, whether in connection with the Promissory Note, the Loan, the Cash Deposit, the Guarantee Agreement or any unrelated transaction;

                  (e) any statement or any other document presented under the Guarantee Agreement proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever (absent gross negligence or willful misconduct by the Company); and

                  (f) any other circumstance or happening whatsoever whether or not similar to any of the foregoing.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     The Obligor represents and warrants to the Company as of the date of this Agreement as follows:

     Section 3.1  Authority: No Conflict With Other Instruments or Law.  The
                  ----------------------------------------------------
execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby (a) are within the power and authority of the Obligor, (b) do not and will not conflict with, contravene or violate any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any person under the terms of any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Obligor is a party or by which he is bound or to which any of his properties is subject, (c) will not violate, conflict with, give rise to any liability under, or constitute a default under any applicable law, regulation, order (including, without limitation, all applicable state and federal securities laws) or any other requirement of any court, tribunal, arbitrator, or governmental department or agency or political subdivision thereof, and (d) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any lien or other encumberance of any nature upon, or with respect to, the Obligor or any of his properties.

     Section 3.2  Due Execution and Delivery.  This Agreement and the Related
                  --------------------------
Documents have been duly executed and delivered to the Company by the Obligor.

     Section 3.3  Enforceability.  This Agreement and the Related Documents
                  --------------
constitute the legal, valid and binding obligations of the Obligor enforceable against the Obligor in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor's rights or general principles of equity.

     Section 3.4  Governmental Approval.  The execution, delivery and
                  ---------------------
performance of this Agreement and the Related Documents and the transactions contemplated hereby and thereby do not require any authorization, exemption, consent or approval of, notice to, or declaration or filing with, any governmental department or agency or political subdivision thereof.

     Section 3.5  Taxes.  The Obligor is not delinquent in the payment of any
                  -----
taxes that have been levied or assessed by any governmental department or agency or political subdivision thereof against him or his assets unless such tax is being contested in good faith by proper proceedings. The Obligor has timely filed all tax returns that are required by law to be filed, and has paid all taxes shown on said returns to be payable by the Obligor and all other assessments or fees levied upon him or upon his properties to the extent that such taxes, assessments or fees have become due. No material controversy in respect of the Obligor's income taxes is pending or, to the knowledge of the Obligor, threatened.


                                  ARTICLE IV

                                   COVENANTS

     Until the Guarantee Agreement has been terminated and all Reimbursement Obligations have been paid in full:

     Section 4.1  Business Information.  The Obligor will deliver to the
                  --------------------
Company:

                  (a) Copies of any and all documentation, notices or other information received by the Obligor in connection with the Promissory Note or otherwise relating to the Loan;

                  (b) Prompt notice of any material adverse change in the Obligor's financial condition or ability to perform under this Agreement or any of the Related Documents; and

                  (c) Within a reasonable time, upon the Company's request, such other information about financial condition of the Obligor as the Company may from time to time reasonably request.

     Section 4.2  Notice of Certain Events.  The Obligor will promptly give
                  ------------------------
notice in writing to the Company of:

                  (a) Any litigation, arbitration or administrative proceedings affecting the Obligor which, if adversely determined, would reasonably be expected to have a material adverse effect on the financial condition of the Obligor or the ability of the Obligor to perform under this Agreement or any of the Related Documents, together with a written statement describing the nature and status of such matter(s) and what action the Obligor has taken, is taking or proposes to take with respect thereto; and

                  (b) Any Event of Default (as defined in Section 5.1) or the occurrence of any event or condition that with the passage of time or giving of notice, or both, would constitute an Event of Default (a "Default").

     Section 4.3  Payment of Indebtedness.  The Obligor will pay all
                  -----------------------
indebtedness for borrowed money when due, and all other obligations in accordance with customary trade practices, unless amounts owed are being contested in good faith by appropriate proceedings.

     Section 4.4  Payment of Taxes.  The Obligor will pay and discharge all
                  ----------------
taxes, assessments and other governmental charges or levies imposed upon him or any of his properties prior to the date on which interest or penalties would attach thereto; provided, however, that the Obligor shall not be required to pay any such tax, assessment or governmental charge or levy, the payment of which is being contested in good faith by appropriate proceedings.

     Section 4.5  Further Assurances.  The Obligor shall make, execute, endorse,
                  ------------------
acknowledge and deliver to the Company any supplements hereto and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Company to effect or confirm the interests, rights and remedies of the Company under this Agreement and the Related Documents.


                                   ARTICLE V

                          EVENTS OF DEFAULT; REMEDIES

     Section 5.1  Events of Default.  The occurrence of any one or more of the
                  -----------------
following events shall constitute an Event of Default hereunder:

                  (a) The Obligor shall fail to pay when due any amount payable under this Agreement;

                  (b) The Obligor shall fail to observe or perform any covenant, restriction or agreement contained in this Agreement for thirty (30) days after the Obligor obtains actual knowledge thereof (such grace period being applicable if and so long as the Obligor is proceeding diligently and in good faith to remedy such Default during such period);

                  (c) Any representation, warranty, certification or statement made or deemed made by the Obligor in Article III of this Agreement, in any Related Document, or in any certificate, financial statement or other document delivered pursuant to this Agreement or any Related Document shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) A default or event of default as defined in any Related Document shall occur and be continuing;

                  (e) The occurrence of any default or event of default on the part of the Obligor (including specifically, but without limitation, defaults due to non-payment) under the terms of any agreement, document or instrument pursuant to which the Obligor has incurred any indebtedness for money borrowed in excess of $50,000;

                  (f) The Obligor (i) files a petition for relief under Title 11 of the United States Code, as amended, and any successor statute or statutes having substantially the same function (the "Bankruptcy Code") or any other insolvency law or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (ii) takes any action to authorize or effect any of the foregoing actions, (iii) generally fails to pay, or admits in writing its inability to pay, its debts as such debts become due; (iv) shall apply for, seek or consent to, or acquiesce in, the appointment of a custodian, receiver, trustee, examiner, liquidator or similar official for it or for any material portion of its assets; (v) benefits from or is subject to the entry of an order for relief under any bankruptcy or insolvency law; or (vi) makes an assignment for the benefit of creditors;

                  (g) The entry of one or more judgments or orders for the payment of money in excess of $50,000 in the aggregate against the Obligor not covered by insurance and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of thirty (30) days;

                  (h) The issuance of a writ of execution, attachment or similar process against the Obligor or any of his assets, which shall not be dismissed, stayed, discharged or bonded within thirty (30) days; and

                  (i) A notice of lien, levy or assessment in excess of $50,000 is filed of record with respect to all or any portion of the assets of the Obligor by the United States, or any department, agency or instrumentality thereof, or by any other governmental department or agency or political subdivision thereof, or if any taxes or debts in excess of $50,000 owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the Obligor in each case and the same is not satisfied, released, discharged or bonded within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without material penalty.

     Section 5.2  Remedies.  Upon the occurrence and during the continuance of
                  --------
any Event of Default:

                  (a)  Acceleration of Indebtedness.  The Company may, in its
                       ----------------------------
         sole discretion, (i) declare all amounts due hereunder and all interest accrued thereon to be immediately due and payable, and upon such declaration the same shall become and be immediately due and payable, without presentment, protest or other notice of any kind, all of which are hereby waived by the Obligor and (ii) pursue all remedies available to it by contract, at law or in equity.

                  (b)  Right of Set-off.  The Company may, and is hereby
                       ----------------
         authorized by the Obligor to, at any time and from time to time, to the fullest extent permitted by applicable laws, without advance notice to the Obligor (any such notice being expressly waived by the Obligor), set off and apply any and all compensation or other amounts at any time owing by the Company to or for the credit or the account of the Obligor against any or all of the obligations of the Obligor under this Agreement now or hereafter existing, whether or not such obligations have matured. The Company agrees promptly to notify the Obligor after any such set-off or application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  (c)  Rights and Remedies Cumulative; Non-Waiver; etc.  The
                       ------------------------------------------------
         enumeration of the Company's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Company of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under any Related Documents or under any other agreement between the Obligor and the Company or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Company in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Obligor and the Company or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the Related Documents or to constitute a waiver of any Event of Default.


                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1  Costs, Expenses and Taxes.  The Obligor agrees to pay on
                  -------------------------
demand all reasonable out-of-pocket expenses of the Company, including reasonable fees and disbursements of counsel, in connection with: (i) the preparation, execution, delivery and filing, if required, of this Agreement, the Guarantee Agreement, the Related Documents and otherwise in connection with the transactions contemplated hereby or thereby, (ii) any amendments, supplements, consents or waivers hereto or thereto, and (iii) the administration or enforcement of this Agreement, the Guarantee Agreement and the Related Documents and any other documents which may be delivered in connection herewith or therewith. In addition, the Obligor shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the Related Documents and agrees to save the Company harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. It is the intention of the parties hereto that the Obligor shall pay amounts referred to in this Section directly. In the event the Company pays any of the amounts referred to in this Section directly, the Obligor will reimburse the Company for such advances and interest on such advance shall accrue until reimbursed at the Default Rate.

     Section 6.2  Indemnification. From and at all times after the date of this
                   ---------------
Agreement, and in addition to all of the Company's other rights and remedies against the Obligor, the Obligor agrees to indemnify, defend and hold harmless the Company, and each director, officer, employee, agent, successor, assign and affiliate of the Company from and against the following (collectively "Costs"):
                                                                       -----
any and all claims (whether valid or not), losses, damages, actions, suits, inquiries, investigations, administrative proceedings, judgments, liens, liabilities, penalties, fines, amounts paid in settlement, requirements of governmental department or agency or political subdivision thereof, punitive damages, interest, damages to natural resources and other costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees and expenses, court costs and fees, and consultant and expert witness fees and expenses) arising in any manner, directly or indirectly, out of or by reason of (a) the negotiation, preparation, execution or performance of this Agreement or the Related Documents, or any transaction contemplated herein or therein, whether or not the Company or any other party protected under the indemnity agreement under this paragraph is a party to any action, proceeding or suit in question, or the target of any inquiry or investigation in question, (b) any breach of any of the covenants, warranties or representations of the Obligor hereunder or under any Related Document, and (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Guarantee Agreement (unless such Cost was caused by the willful misconduct or gross negligence of the Company); provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party (as finally determined by a court of competent jurisdiction).

     All of the foregoing Costs and obligations of the Obligor shall be additional obligations hereunder. In the event the Company or any other indemnified party shall suffer or incur any Costs, the Obligor shall pay to the indemnified party the total of all such Costs suffered or incurred by the party, and fulfill its other obligations hereunder, on demand.

     It is expressly understood and agreed that the obligations of the Obligor under this Section shall not be limited to any extent by the term of the Guarantee Agreement or this Agreement and shall remain in full force and effect unless and until expressly terminated by Company in writing.

     Section 6.3  Waiver of Jury Trial. AS PART OF THE CONSIDERATION FOR NEW
                  --------------------
VALUE THIS DAY RECEIVED, THE OBLIGOR HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING WITHIN THE COMMONWEALTH OF MASSACHUSETTS FOR ANY ACTION TO WHICH THE OBLIGOR AND THE COMPANY ARE PARTIES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, THE OBLIGOR WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH THE OBLIGOR MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION INSTITUTED HEREUNDER OR UNDER ANY OF THE RELATED DOCUMENTS, OR ARISING

OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS, OR ANY OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS TO WHICH THE COMPANY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE OBLIGOR OR THE COMPANY, AND THE OBLIGOR CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE COMPANY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION THAT HAS JURISDICTION OVER THE OBLIGOR.

     Section 6.4  Notices.  All demands, notices, approvals, consents, requests,
                  -------
and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below:

     Party            Address
     -----            -------

     Company          Network Engines, Inc.
                      25 Dan Road
                      Canton Road, Massachusetts 02021
                      Attention:  Chief Financial Officer
                      Telephone:  (781) 332-1008
                      Telecopy:  (781) 770-2000

     with a copy to:  Hale and Dorr LLP
     --------------
                      60 State Street
                      Boston, Massachusetts  02109
                      Attention:  Philip P. Rossetti
                      Telephone:  (617) 526-6439
                      Telecopy:  (617) 526-5000

     Obligor          Lawrence A. Genovesi
                      36 Egypt Beach Road
                      Scituate, Massachusetts  02066
                      Telephone:  (781) 545-2967

The Company or the Obligor may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

     Section 6.5  Continuing Obligations; Revival of Obligations. The
                  ----------------------------------------------
obligations of the Obligor under this Agreement shall continue until all amounts due and owing to the Company hereunder as of the date of termination of this Agreement shall have been paid in full; provided, however, that the obligations of the Obligor pursuant to Section 6.1 and Section 6.2 hereof shall survive the termination of this Agreement. The Obligor further agrees that to the extent the Obligor makes a payment to the Company, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other similar state or federal statute, common law or principles of equity, then, to the extent of such repayment by the Company, the Reimbursement Obligations or part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been received by the Company.

     Section 6.6 Controlling Law. This Agreement has been executed, delivered
                 ---------------
and accepted at, and shall be deemed to have been made in, the Commonwealth of Massachusetts and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the Commonwelath of Massachusetts.

     Section 6.7 Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
the Obligor, his successors and assigns and all rights against the Obligor arising under this Agreement shall be for the sole benefit of the Company.

     Section 6.8 Assignment and Sale. Without the prior written consent of the
                 -------------------
Company, the Obligor may not sell, assign or transfer this Agreement or any of the Related Documents or any portion hereof or thereof, including without limitation the Obligor's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     Section 6.9 Amendment. This Agreement can be amended or modified only by
                 ---------
an instrument in writing signed by the parties.

     Section 6.10 Severability. In the event that any provision of this
                  ------------
Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

     Section 6.11 Entire Agreement. THIS AGREEMENT AND RELATED DOCUMENTS AND
                  ----------------
THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH AND THEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 6.12 Counterparts. This Agreement may be executed in several
                  ------------
counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument.

     Section 6.13 Captions. The captions to the various sections and subsections
                  --------
of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

           [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be duly executed and delivered as of the date first above written.

                                        OBLIGOR:

                                        /s/ Lawrence A. Genovesi
                                        ---------------------------------------
                                        Lawrence A. Genovesi


                                        NETWORK ENGINES, INC.


                                        By: /s/ Douglas G. Bryant
                                           ------------------------------------
                                        Name:  Douglas G. Bryant
                                        Title: Vice President of Administration,
                                               Chief Financial Officer,
                                               Treasurer and Secretary